UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 1, 2007

                           WATCHIT TECHNOLOGIES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    000-21956
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                            (Commission File Number)

             NEVADA                                              74-1613155
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(State or other jurisdiction of                              (IRS Employee
 incorporation or organization)                              Identification No.)

      1 Town Square Boulevard, Suite 347, Asheville, North Carolina, 28803
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (828) 681-8105


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective September 1, 2007, the registrant entered into a Development, Maintenance & Royalty Agreement with Humware Media Corporation located in Denver, Colorado, which entirely replaces the agreement dated June 1, 2007.

The Agreement is for five (5) years and has the following components:

o Humware agrees to develop a commercial state of operation and maintain it for the registrant. The registrant agrees to have Humware develop and maintain a digital signage network product to support the " Child Watch Network."

o Humware agrees to maintain and host the Child Watch Network on servers owned, maintained, or licensed by third parties by Humware. Humware or a third party provider will provide Telephone Support during normal business hours. Humware will make commercially reasonable efforts to correct any problem with the Child Watch Network brought to its attention by the registrant;

o Registrant shall own the world-wide irrevocable right to use, market, license, sell and/or otherwise profit from the Child Watch Network and related Proprietary Information;

o Registrant agrees to pay Humware $30,000. (previously paid) and issue to Humware ten million (10,000,000) shares of restricted common stock for the development of the network. The remaining payment schedule based on Child Watch Network ads hosted and maintained by Humware is presented in full detail in the attached complete Agreement

The complete Agreement is attached as an exhibit.



ITEM 5.02  DEPARTURE OF DIRECTORS

Effective September 11, 2007, the Board of Directors accepted the voluntary resignations of Douglas Smith and Dan Willis as Directors. Neither resigned over a disagreement with registrant on any matter relating to the registrant's operations, policies or practices.



ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION.

Effective September 12, 2007, the registrant's Board of Directors, without the requirement of shareholder approval, approved the designation of three series of its authorized but unissued Preferred Stock as follows:

     o    10,000,000 shares as Series A Convertible Preferred Stock;

     o    5,000,000 shares as Series B Convertible Preferred Stock, and

     o    1,000,000 shares as Series C Convertible Preferred Stock.

All three Preferred series have the preferences, limitations and relative rights set forth in the Articles of Amendment filed with the Secretary of State in Nevada and attached hereto as Exhibit 9.2.

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ITEM 8.01  OTHER EVENTS

Effective September 5, 2007, the Board of Directors of the registrant determined it to be in the best business interests of the registrant and its shareholders to move the corporate domicile of registrant from Texas to Nevada. This action was completed by a merger of registrant with a newly formed, wholly owned subsidiary called WatchIt Technologies, Inc., a Nevada corporation. The registrant is now a Nevada corporation. Shareholder approval was obtained for this action.

Effective September 10, 2007, the registrant commenced a Private Placement of $5,000,000 in Units of its securities, each Unit consisting of 50,000 shares of Series B Preferred Convertible Stock and one Common Stock Purchase Warrant to purchase 50,000 shares of Common Stock for a price of $1.00 per share. Units are being offered at a price of $50,000 each.

     o Each share of Series B Preferred Stock (i) has one (1) vote in all matters to come before the shareholders, (ii) has a deemed value of $1.00, and (iii) may, at the option of the holder, be converted at any time, after 90 days from the date of purchase, into a number of fully paid and nonassessable shares of Common Stock determined based on the average of the closing trading price of the Common Stock in the over-the-counter market or on nationally recognized exchange for each of the ten consecutive (10) trading days immediately prior to conversion, less a twenty percent (20%) discount from such closing trading price, divided into the deemed value of $1.00 per share.

     o Each Warrant will permit the holder to purchase fifty thousand (50,000) restricted shares of the Company's Common Stock at the purchase price of one dollar ($1.00) per share. The warrant may be exercised at any time and from time to time, in whole or in part, prior to the close of business (5:00 PM, EST) on August 31, 2008.The Warrant will be subject to redemption, at the Company's option, beginning at any time after the issue date for a redemption price equal to five-hundred dollars $500.00 per warrant, provided that the closing price, or if none, then the closing bid price, of the Company's Common Stock as reported by any stock exchange on which the Common Stock is listed or by NASDAQ, the OTCBB or any other US-based stock exchange or trading system, exceeds one dollar ($1.00) per share for a period of at least 30 trading days ending on the third day prior to the mailing of notice of redemption.

The proceeds from this Offering are intended to be used primarily for acquisitions, marketing expenses, and general working capital purposes.


ITEM 9.01  EXHIBITS

Exhibit No.         Description

9.1                 Development, Maintenance & Royalty Agreement with Humware
                    Media Corporation

9.2                 Articles of Amendment to Articles of Incorporation

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            WatchIt Technologies, Inc.

 Dated:  September 12, 2007                 By:  /s/  FRANK MOODY
                                               --------------------------------
                                                      FRANK MOODY
                                                      Chief Executive Officer